Exhibit 99.2

2026

Quarter Ended
September 30, 2026

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

piggly wiggly
BAKERY
DELI
WHLR
REAL ESTATE INVESTMENT TRUST

Ladson Crossing
Ladson, SC

Onelife
FITNESS
cdr
CEDAR REALTY TRUST

Coliseum Marketplace
Hampton, VA

ALDI
ALDI
WHLR
REAL ESTATE INVESTMENT TRUST

JANAF Shopping Yard
Norfolk, VA

H&R BLOCK
SUBWAY
CLOVER GRILL
FOOD LION
WHLR
REAL ESTATE INVESTMENT TRUST

Clover Plaza
Clover, SC

Cautionary Note on Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, but are not limited to: the use of and demand for retail space, including in relation to reductions in consumer spending, variability in retailer demand for leased space, adverse impact of e-commerce, ongoing consolidation in the retail sector and changes in economic conditions and consumer confidence; general and economic business conditions, including the rate and other terms on which we are able to lease our properties; the loss or bankruptcy of the Company's tenants; the geographic concentration of our properties in the Mid-Atlantic, Southeast and Northeast; availability, terms and deployment of capital; substantial dilution of our common stock, par value $0.01 ("Common Stock") and steep decline in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the "Series D Preferred Stock") of their redemption rights and downward adjustment of the conversion price on our outstanding 7.00% Subordinated Convertible Notes due 2031 (the "Convertible Notes"), each of which has already occurred and is anticipated to continue; given the volatility in the trading of our Common Stock, whether we have registered and, as necessary, can continue to register sufficient shares of our Common Stock to settle redemptions of all Series D Preferred Stock tendered to us by the holders thereof; the degree and nature of our competition; our ability to hire, develop and/or retain talent; changes in applicable laws and governmental regulations, including federal tax law and other regulatory provisions; geopolitical conditions, such as war and tariffs, that may impact macroeconomic conditions generally; changes to accounting rules, tax rates and similar matters; the ability and willingness of the Company’s tenants and other third parties to satisfy their obligations under their respective contractual arrangements with the Company;the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration; the Company’s ability to re-lease its properties on the same or better terms in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks generally; tax audits and other regulatory inquiries; the Company's ability to maintain compliance with the financial and other covenants in its debt

WHLR | Financial & Operating Data	2

agreements and under the terms of its Series D Preferred Stock; financing risks, such as the Company’s inability to obtain new financing or refinancing on favorable terms as the result of market volatility or instability and increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; the impact of the Company’s leverage on operating performance; our ability to successfully execute strategic or necessary asset acquisitions and divestitures; our ability to repurchase noncontrolling interests and the price and timing of such repurchases; risks endemic to real estate and the real estate industry generally; the adverse effect of any future pandemic, endemic or outbreak of infectious diseases, and mitigation efforts, including government-imposed lockdowns, to control their spread; competitive risks; risks to our information systems - or those of our tenants or vendors - from service interruption, misappropriation of data, breaches of security or information technology, or other cyber-related attacks; the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market ("Nasdaq"); the effects on the trading market of our Common Stock of the one-for-four reverse stock split effected on January 27, 2025 (the "January 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on March 26, 2025 (the "March 2025 Reverse Stock Split"), the one-for-seven reverse stock split effected on May 26, 2025 (the "May 2025 Reverse Stock Split"), the one-for-five reverse stock split effected on September 22, 2025 (the "September 2025 Reverse Stock Split"), and the one-for-two reverse stock split effected on November 28, 2025 (the "November 2025 Reverse Stock Split" and, together with the January 2025 Reverse Stock Split, March 2025 Reverse Stock Split, May 2025 Reverse Stock Split and September 2025 Reverse Stock Split, the "2025 Reverse Stock Splits"); and the one-for-three reverse stock split effected on January 16, 2026 (the "January 2026 Reverse Stock Split"), the one-for-three reverse stock split effected on April 17, 2026 (the "April 2026 Reverse Stock Split"), the one-for-four reverse stock split effected on June 17, 2026 (the "June 2026 Reverse Stock Split"), the one-for-five reverse stock split effected on July 27, 2026 (the "July 2026 Reverse Stock Split"), the one-for-four reverse stock split effected on August 26, 2026 (the "August 2026 Reverse Stock Split"), the one-for-nine reverse stock split effected on September 21, 2026 (the "September 2026 Reverse Stock Split"), and the one-for-six reverse stock split effected on October 29, 2026 (the "October 2026 Reverse Stock Split"; and together with the January 2026 Reverse Stock Split, the April 2026 Reverse Stock Split, the June 2026 Reverse Stock Split, the July 2026 Reverse Stock Split, the August 2026 Reverse Stock Split, the September 2026 Reverse Stock Split and the 2025 Reverse Stock Splits, the "Reverse Stock Splits"); and any reverse stock splits the Company may effect in the future; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; the risk that an uninsured loss on the Company’s properties or a loss that exceeds the limits of the Company’s insurance policies could subject the Company to lost capital or revenue on those properties; the risk that continued increases in the cost of necessary insurance could negatively impact the Company's profitability; the Company’s ability and willingness to maintain its qualification as a real estate investment trust ("REIT") in light of economic, market, legal, tax and other considerations; the ability of our operating partnership, Wheeler REIT, L.P. (the "Operating Partnership"), and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of government shutdowns; and the Company's inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the SEC, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Glossary of Terms

Term	Definition

Adjusted FFO ("AFFO")
We believe the computation of funds from operations ("FFO") in accordance with the National Association of Real Estate Investment Trusts' ("Nareit") definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, legal settlements, non-cash share-based compensation expense, non-cash amortization on loans and acquisition costs. Therefore, in addition to FFO, management uses Adjusted FFO ("AFFO"), a non-GAAP measure, for REITs, which we define to exclude such items. Management believes that these adjustments are appropriate in determining AFFO as they are not indicative of the operating performance of our assets. In addition, we believe that AFFO is a useful supplemental measure for the investing community to use in comparing us to other REITs as many REITs provide some form of adjusted or modified FFO. However, there can be no assurance that AFFO presented by us is comparable to the adjusted or modified FFO of other REITs.

Anchor	Lease occupying 20,000 square feet or more.

Annualized Base Rent ("ABR")	Monthly base rent on occupied space as of the end of the current reporting period multiplied by twelve months, excluding the impact of tenant concessions and rent abatements.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA")
A widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison against other companies, including other REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization, and impairment of long-lived assets and notes receivable from income from continuing operations. The Company also presents Adjusted EBITDA, which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Funds from Operations ("FFO")
We use FFO, a non-GAAP measure, as an alternative measure of our operating performance, specifically as it relates to results of operations and liquidity. We compute FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999, April 2002 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate-related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including us, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate our business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions. Accordingly, we believe FFO provides a valuable alternative measurement tool to GAAP when presenting our operating results.

Gross Leasable Area ("GLA")	The total amount of leasable space in an investment property.

Ground Lease	A lease in which the tenant owns the building but not the land it is built on.

WHLR | Financial & Operating Data	4

Term	Definition

Leased Rate / % Leased	The space committed to lessee under a signed lease agreement as of September 30, 2026, expressed as a percentage of Gross Leasable Area.

Local Tenant	Tenant with presence in one state with 10 or less locations.

National / Regional Tenant	Tenant with presence in multiple states or a single state presence with more than 10 locations.

Occupancy Rate / % Occupied	The space delivered to a tenant under a signed lease agreement as a percentage of gross leasable area through September 30, 2026.

Rent Spread:

New Rent Spread	Weighted average change over the gross value of a new lease, annualized per square foot, compared to the annualized base rent per square foot of the prior tenant.

Renewal Rent Spread	Weighted average change over the gross value of a renewed lease, annualized per square foot, compared to the annualized base rent per square foot of the prior rate.

Same-Property	Properties owned during all periods presented herein.

Same-Property Net Operating Income ("Same-Property NOI")
Same-Property net operating income ("Same-Property NOI") is a widely-used non-GAAP financial measure for REITs. The Company believes that Same-Property NOI is a useful measure of the Company's property operating performance. The Company defines Same-Property NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because Same-Property NOI excludes above (below) market lease amortization, straight-line rents, general and administrative expenses, depreciation and amortization, gain or loss on sale or capital expenditures and leasing costs and impairment charges, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from operating income. The Company uses Same-Property NOI to evaluate its operating performance since Same-Property NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. Properties are included in Same-Property NOI if they are owned and operated for the entirety of both periods being compared ("Same-Property" or "Same-Properties"). Consistent with the capital treatment of such costs under GAAP, tenant improvements, leasing commissions and other direct leasing costs are excluded from Same-Property NOI.

The most directly comparable GAAP financial measure is consolidated operating income. Same-Property NOI should not be considered as an alternative to consolidated operating income prepared in accordance with GAAP or as a measure of liquidity. Further, Same-Property NOI is a measure for which there is no standard industry definition and, as such, it is not consistently defined or reported on among the Company's peers, and thus may not provide an adequate basis for comparison among REITs.

SOFR	Secured Overnight Financing Rate

Undeveloped Property	Vacant land without GLA.

WHLR | Financial & Operating Data	5

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B preferred stock ("Series B Preferred Stock" and, together with the Series D Preferred Stock, the "Preferred Stock"), Series D Preferred Stock, and Convertible Notes trade publicly on Nasdaq under the symbols "WHLR", "WHLRP", "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("Cedar Series B Preferred Stock") and 6-1/2% Series C cumulative redeemable preferred stock ("Cedar Series C Preferred Stock" and, together with the Cedar Series B Preferred Stock, the "Cedar Preferred Stock") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President	Jason F. Simone - CFO
Patrick Gundlach - CAO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Gary Skoien (Chair)
E.J. Borrack	E.J. Borrack
Robert Brady	M. Andrew Franklin
Gregory P. Hannon	Paula Poskon
Rebecca Musser	Brian Rohman
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	6

Financial and Portfolio Overview
All share and share-related information for all periods presented reflect the Reverse Stock Splits unless otherwise noted.
For the three months ended September 30, 2026 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(5,494)
Basic and diluted loss per share	$(113.37)
FFO available to common stockholders (in 000s)	$(3,328)
FFO per common share	$(68.68)
AFFO (in 000s)	$2,758
AFFO per common share	$56.91

Assets and Leverage
Real Estate, net of $130.5 million accumulated depreciation (in 000s)	$463,691
Cash and Cash Equivalents (in 000s)	$34,466
Total Assets (in 000s)	$593,677
Total Debt (in 000s)	$471,199
Debt to Total Assets	79.4%
Debt to Gross Asset Value	65.6%

Ticker	Shares Outstanding at September 30, 2026	Third Quarter stock price range	Stock Price at September 30, 2026
WHLR	243,466	$9.90-$1,566.02	$19.50
WHLRP	1,911,316	$8.05-$12.00	$8.93
WHLRD	1,632,031	$32.79-$38.88	$36.25
CDRpB	842,287	$16.01-$19.56	$16.26
CDRpC	1,808,172	$15.00-$18.03	$15.14

Common Stock market capitalization (in 000s)			$4,748

Portfolio Summary
GLA in sq. ft.	4,837,188	1,943,176
Occupancy Rate	93.7%	91.5%
Leased Rate	94.7%	91.5%
Annualized Base Rent (in 000s)	$48,829	$19,711
Total number of leases signed or renewed	41	7
Total sq. ft. leases signed or renewed	149,887	35,419

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	7

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2026. For the three months ended September 30, 2026 and 2025, WHLR's net (loss) income attributable to WHLR's common stockholders resulted in basic (loss) earnings per share of $(113.37) and $2,971,333.33, respectively. For the nine months ended September 30, 2026 and 2025, WHLR's net loss attributable to WHLR's common stockholders resulted in basic loss per share of $(219.45) and $(2,984,000.00), respectively.

“Our third quarter results highlight the resilience of our grocery-anchored, necessity-based portfolio. Total revenue was $23.2 million, down just 2.8% year-over-year despite operating 10 fewer centers and 8.8% less gross leasable area. Same-Property revenue increased $1.4 million, largely offsetting the $1.6 million reduction from properties sold through our capital recycling program. Same-Property NOI grew 5.8%, despite an 8.0% increase in property expenses. Leasing activity remained strong, with combined renewal spreads of 20.7% and new lease spreads of 149.6%, contributing to a 120-basis-point increase in combined occupancy to 93.0% and a combined leased rate of 93.8%.

On the balance sheet, we continued to reduce the burden of our preferred capital. Exchange transactions during the quarter lowered Series B Preferred liquidation value by $16.6 million to $47.8 million, bringing aggregate Series B and Series D liquidation value to $115.7 million from $134.9 million at the end of the second quarter. Combined with total debt of $471.2 million, down from $482.8 million at year-end 2025, these actions strengthen our capital structure and reduce future dividend obligations.

In a rising-cost environment, necessity-driven, value-oriented operators attract consistent traffic, and at an average base rent of $10.87 per square foot, our centers remain an affordable location for them to operate. We also believe our focus on secondary and tertiary markets provides a measure of insulation, as these markets tend to feel cost pressures later and more gradually than larger metros, allowing us to keep capturing rent growth while we continue to improve the quality of our portfolio.”

–M. Andrew Franklin, Chief Executive Officer and President

2026 THIRD QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio:
•was 93.0% occupied, a 120 basis point increase from 91.8%;
•was 93.8% leased, a 140 basis point increase from 92.4%; and
•includes 24 properties that are 100% leased.

•WHLR Quarter-To-Date Leasing Activity (excluding Cedar)
•Executed 35 lease renewals, totaling 128,444 square feet at a weighted average increase of $2.42 per square foot, representing an increase of 23.3% over in-place rental rates.
•Signed 6 new leases, totaling 21,443 square feet with a weighted average rental rate of $18.83 per square foot, representing a new rent spread of 150.6%.
•The WHLR real estate portfolio was:
◦93.7% occupied, a 10 basis point decrease from 93.8%; and
◦94.7% leased, a 60 basis point increase from 94.1%.

•CDR Quarter-To-Date Leasing Activity
•Executed 6 lease renewals, totaling 32,419 square feet at a weighted average increase of $1.90 per square foot, representing an increase of 13.3% over in-place rental rates.
•Signed 1 new lease, totaling 3,000 square feet with a weighted average rental rate of $19.40 per square foot, representing a new rent spread of 142.5%.
•The Cedar real estate portfolio was:
◦91.5% occupied, a 450 basis point increase from 87.0%; and
◦91.5% leased, a 310 basis point increase from 88.4%.

•The Company’s GLA, which is subject to leases that expire over the next three months and includes month-to-month leases, decreased to approximately 0.7%, compared to 1.1%. At September 30, 2026, 7.9% of this

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	8

expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 24 and provides additional details on the Company's leases).

SAME-PROPERTY NET OPERATING INCOME & LEASING
•Same-Property NOI increased by 5.8% or $0.8 million. Same-Property NOI was impacted by:
•$1.4 million increase in property revenue; partially offset by
•$0.6 million increase in property expenses.
•The following table sets forth information regarding Same-Property leasing activity:

	% Leased		% Occupied
Real Estate Portfolio	2026	2025	2026	2025
Company	93.8%	93.5%	93.0%	92.8%
WHLR(1)	94.7%	93.9%	93.7%	93.6%
CDR	91.5%	92.4%	91.5%	91.0%
(1) Excludes the Cedar real estate portfolio.

OPERATIONS
•Total revenue of $23.2 million decreased by 2.8% or $0.7 million, primarily a result of:
•$1.6 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to properties that were sold;
•$0.5 million decrease in market lease amortization and straight line rent; partially offset by
•$1.4 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties.
•Total operating expenses of $15.2 million decreased by 16.9% or $3.1 million, primarily a result of:
•$2.2 million decrease in impairment recorded for Rivergate Shopping Center, located in Macon, Georgia, and Carll's Corner, located in Bridgeton, New Jersey in 2026 and 2025, respectively;
•$0.8 million decrease in property operating expenses attributable to sold properties;
•$0.6 million decrease in depreciation and amortization;
•$0.1 million decrease in salaries; partially offset by
•$0.2 million increase in real estate taxes;
•$0.2 million increase in utilities; and
•$0.1 million increase in grounds and landscaping.

FINANCIAL
•FFO was $(3.3) million as compared to $18.1 million.
•AFFO was $2.8 million as compared to $2.0 million.

CAPITAL MARKETS
•The Company effected a one-for-five reverse stock split on July 27, 2026, a one-for-four reverse stock split on August 26, 2026 and a one-for-nine reverse stock split on September 21, 2026.
•The Company issued 234,103 shares of its Common Stock to holders of its securities in exchange for 81,666 shares of the Company's Series D Preferred Stock and 664,052 shares of the Company's Series B Preferred Stock.
•The fair value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $3.2 million for the three months ended September 30, 2026, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net (loss) income attributable to common shareholders.
•The Company recognized a non-operating loss of $6.8 million in net changes in fair value of derivative liabilities, primarily related to the conversion price on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	9

	September 30, 2026		June 30, 2026		March 31, 2026		December 31, 2025		September 30, 2025
Stock class	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)	Number of shares	Liquidation value (1)
WHLR	243,466		776		123		48		12
WHLRP	1,911,316	$47.8	2,575,368	$64.4	2,659,916	$66.5	2,714,618	$67.9	2,887,818	$72.2
WHLRD	1,632,031	$67.9	1,737,197	$70.5	1,648,952	$67.5	1,507,205	$63.2	1,576,557	$66.0
CDRpB	842,287	$21.1	842,287	$21.1	857,237	$21.4	857,237	$21.4	857,237	$21.4
CDRpC	1,808,172	$45.2	1,808,172	$45.2	1,935,222	$48.4	2,229,222	$55.7	2,287,466	$57.2
(1) Liquidation value in millions.

OTHER
•The Company recognized non-operating expenses of $0.4 million, which primarily consisted of capital structure costs, including expenses incurred in connection with the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, the registration of our Series B Preferred Stock and Reverse Stock Splits.

2026 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 90 lease renewals totaling 503,621 square feet at a weighted average increase of $1.36 per square foot, representing an increase of 14.2% over in-place rental rates.
•Signed 22 new leases totaling 85,963 square feet with a weighted average rental rate of $16.31 per square foot, representing a new rent spread of 72.0%.
•CDR Year-To-Date Leasing Activity
•Executed 11 lease renewals totaling 44,291 square feet at a weighted average increase of $3.03 per square foot, representing an increase of 17.0% over in-place rental rates.
•Signed 6 new leases totaling 19,035 square feet with a weighted average rental rate of $15.62 per square foot, representing a new rent spread of 7.2%.

SAME-PROPERTY NET OPERATING INCOME
•Same-Property NOI increased by 1.7% or $0.8 million. Same-Property NOI was impacted by:
•$1.8 million increase in property revenue; partially offset by
•$1.1 million increase in property expense.

OPERATIONS
•Total revenue of $69.6 million decreased by 6.2% or $4.6 million, primarily a result of:
•$4.5 million decrease in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to sold properties;
•$1.9 million decrease in market lease amortization and straight line rent; partially offset by
•$1.8 million increase in rental revenues and tenant reimbursements, net of credit adjustments on operating lease receivables, attributable to Same-Properties.
•Total operating expenses of $48.5 million decreased by 7.8% or $4.1 million, primarily a result of:
•$2.7 million decrease in property operating expenses attributable to sold properties;
•$2.3 million decrease in depreciation and amortization;
•$0.6 million decrease in impairment recorded for Rivergate Shopping Center, located in Macon, Georgia, and Carll's Corner, located in Bridgeton, New Jersey in 2026 and 2025, respectively; partially offset by
•$0.4 million increase in professional fees;
•$0.4 million increase in real estate taxes;
•$0.2 million increase in insurance;
•$0.2 million increase in utilities; and
•$0.2 million increase in repairs and maintenance.
FINANCIAL
•FFO was $4.2 million as compared to $13.8 million.
•AFFO was $7.9 million as compared to $7.1 million.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	10

CAPITAL MARKETS
•The Company effected a one-for-three, a one-for-three, a one-for-four, a one-for-five, a one-for-four and a one-for-nine reverse stock split on January 16, 2026, April 17, 2026, June 17, 2026, July 27, 2026, August 26, 2026 and September 21, 2026, respectively.
•In February 2026, the Warrants were amended and restated. The Amended and Restated Warrants were exercisable, in whole or in part (and at any time), for an aggregate number of shares of Common Stock representing 12% of the Common Stock outstanding on the date of any exercise (less the aggregate number of shares of Common Stock previously issued as a result of any partial exercise) at an exercise price of $0.01 per share. The Amended and Restated Warrants were set to expire on March 27, 2026. The Amended and Restated Warrants were exercised in whole on March 24, 2026, and the Company issued 13 shares of Common Stock upon the exercise of the Amended and Restated Warrants for net proceeds of $2 thousand, resulting in a $0.2 million loss, which is the excess amount of fair value of the Amended and Restated Warrants issued over the net proceeds received, included in "other expense" on the condensed consolidated statements of operations.
•The Company issued 234,650 shares of its Common Stock to holders of its securities in exchange for 138,411 shares of the Company's Series D Preferred Stock and 803,302 shares of the Company's Series B Preferred Stock.
•The fair value of the Common Stock issued in exchange for Preferred Stock was less than the carrying value of the Preferred Stock retired in those transactions resulting in $4.3 million for the nine months ended September 30, 2026, recognized as a deemed contribution within accumulated deficit in the condensed consolidated balance sheet, with such deemed contributions included as a component of net (loss) income attributable to common shareholders.
•The Company recognized a non-operating loss of $2.6 million in net changes in fair value of derivative liabilities, primarily related to the conversion price on the Convertible Notes relative to market trade prices of the Convertible Notes and Common Stock.
•The Company entered into subscription agreements with certain investors pursuant to which the Company issued an aggregate 281,666 shares of its Series D Preferred Stock in consideration for an aggregate 14,950 shares of Cedar Series B Preferred Stock and 421,050 shares of Cedar Series C Preferred Stock held by such investors. Immediately following the closing of each transaction, the Company contributed the acquired Cedar Preferred Stock to Cedar and those shares were retired. The fair value of the Cedar Preferred Stock received and retired is compared to its carrying value, and as a result the Company recognized $4.1 million in deemed distributions included as a component of net (loss) income attributable to common shareholders.

DISPOSITIONS
•The Company executed a series of strategic asset sales, totaling $21.6 million in proceeds, including transactions across South Carolina, Georgia, and Virginia. These sales generated meaningful gains which supported ongoing deleveraging efforts.

OTHER
•The Company recognized non-operating expenses of $2.1 million, which primarily consisted of:
•$1.0 million in other capital structure costs including the registration of the offer and sale of the shares of our Common Stock issuable upon exercise of the Amended and Restated Warrants, the registration of our Common Stock to issue in settlement of Series D Preferred Stock redemptions, the registration of our Series B Preferred Stock and expenses incurred in connection with the Reverse Stock Splits;
•$0.4 million related to the Aquino Settlement, for more information, see Note 8 in our Quarterly Report on Form 10-Q for the period ended September 30, 2026;
•$0.5 million in fees paid in connection with the Amended and Restated Warrants; and
•$0.2 million loss on the exercise of the Amended and Restated Warrants.

BALANCE SHEET
•Cash and cash equivalents totaled $34.5 million, compared to $23.7 million at December 31, 2025.
•Restricted cash totaled $29.1 million, compared to $25.0 million at December 31, 2025. The funds at September 30, 2026 are held in lender reserves primarily for the purpose of tenant improvements, lease

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	11

commissions, real estate taxes, insurance expenses and includes $6.0 million to secure the April 2025 Cedar Bridge Loan.
•Debt totaled $471.2 million, compared to $482.8 million at December 31, 2025, and the decrease is primarily a result of scheduled loan payments, including the $4.4 million payoff of the Tuckernuck loan and sales proceeds used to paydown the June 2022 Term Loan.
•The Company's weighted average interest rate on property level debt was 5.5% with a term of 6.0 years, compared to 5.5% with a term of 6.6 years at December 31, 2025. The weighted average interest rate on all debt was 5.6% with a term of 5.9 years, compared to 5.6% with a term of 6.5 years at December 31, 2025. See page 19 for further details on interest expense.
•Real estate, net of assets held for sale totaled $463.7 million compared to $484.7 million as of December 31, 2025.
•The Company invested $6.1 million in tenant improvements and capital expenditures into its properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $27.1 million or $16.58 per share as of September 30, 2026.
•During the nine months ended September 30, 2026, Cedar paid dividends of $3.4 million.
•On October 23, 2026, Cedar announced that Cedar's Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, respectively. The dividends are payable on November 20, 2026 to shareholders of record of the Cedar Series B Preferred Stock and Cedar Series C Preferred Stock, as applicable, on November 10, 2026.

SERIES D PREFERRED STOCK - REDEMPTIONS
•Holders of the Series D Preferred Stock have the right to request that the Company redeem any or all their shares of Series D Preferred Stock monthly. The Company has been settling redemptions of the Series D Preferred Stock in shares of Common Stock. The redemption price for any redemption notice received on or before the 25th day of any month is paid on the 5th day of the following month or, if such date is not a business day, on the next succeeding business day. Since September 2023, the Company has processed approximately 442 redemption requests, collectively redeeming approximately 1.8 million shares of Series D Preferred Stock.

RELATED PARTY
•The Company performs property management and leasing services for Cedar, a subsidiary of the Company. During the three and nine months ended September 30, 2026, Cedar paid the Company $0.8 million and $1.5 million for these services, respectively.
•Related party amounts due to WHLR from Cedar for financing and real estate taxes, management fees, leasing commissions, sales commissions and Cost Sharing Agreement allocations were $11.1 million and $11.3 million as of September 30, 2026 and December 31, 2025, respectively, and have been eliminated for consolidation purposes.
•As of September 30, 2026, the net asset value of the Company’s investment in Stilwell Activist Investments, L.P., a Delaware limited partnership ("SAI"), was $30.5 million, which includes $25.5 million of subscriptions. On May 28, 2026, the Company subscribed for an additional investment in the amount of $5.0 million for limited partnership interests in SAI. For the nine months ended September 30, 2026, the Company recorded unrealized holding gains of $1.1 million through other comprehensive (loss) income, net of $0.5 million investment fees. For more information, see Note 4 in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.
•The Company had exchanges of its Common Stock for its Series B Preferred Stock and Series D Preferred Stock with SAI, Stilwell Activist Fund, L.P. (“SAF”) and Stilwell Associates, L.P. (“SA”, and together with SAI and SAF, the “Stilwell Investors”). Joseph Stilwell, a member of the Company’s Board of Directors, is the managing member and owner of Stilwell Value LLC, which is the general partner of each of the Stilwell Investors. For more information, See Note 10 in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.

SUBSEQUENT EVENTS
•The Company has processed 5,450 shares of Series D Preferred Stock subsequent to September 30, 2026. Accordingly, the Company has issued 7,688 shares of Common Stock in settlement of an aggregate redemption price of approximately $0.2 million.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	12

•The Company agreed to issue an aggregate amount of 1,537,396 shares of Common Stock to unaffiliated holders of the Company’s securities in separate exchanges for an aggregate amount of 22,733 shares of the Series D Preferred Stock and 224,841 shares of the Series B Preferred Stock.
•The Company effected a one-for-six reverse stock split on October 29, 2026.
•As a result of the October 2026 Series D Preferred Stock redemptions the conversion price was further adjusted for the Convertible Notes to approximately $16.36 per share of the Company’s Common Stock (approximately 1.53 shares of Common Stock for each $25.00 of principal amount of the Convertible Notes being converted).
•In October 2026, the Company entered into subscription agreements with certain investors pursuant to which the Company issued 50,000 shares of its Series D Preferred Stock. The issuances were made in consideration for 75,000 shares of Cedar Series C Preferred Stock, held by such investors. Immediately following the closing of the transactions, the Company contributed the acquired Cedar Preferred Stock to Cedar and those shares were retired.
•On October 23, 2026, the Company classified Rivergate Shopping Center as held for sale.
•On October 26, 2026, the Company subscribed for an additional investment in the amount of $5.0 million for limited partnership interests in SAI.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	13

Consolidated Balance Sheets

$ in 000s, except par value and share data	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$119,952	$123,444
Buildings and improvements	474,216	484,068
	594,168	607,512
Less accumulated depreciation	(130,477)	(122,837)
Real estate, net	463,691	484,675

Cash and cash equivalents	34,466	23,656
Restricted cash	29,118	24,973
Receivables, net	13,242	15,759
Investment securities - related party	30,491	24,406
Assets held for sale	—	4,549
Above market lease intangibles, net	533	706
Operating lease right-of-use assets	7,417	7,546
Deferred costs and other assets, net	14,719	15,464
Total Assets	$593,677	$601,734

LIABILITIES:
Loans payable, net	$458,137	$468,157
Liabilities associated with assets held for sale	—	1,383
Below market lease intangibles, net	6,079	7,370
Derivative liabilities	9,815	7,243
Operating lease liabilities	8,087	8,221
Series D Preferred Stock redemptions	228	30
Accounts payable, accrued expenses and other liabilities	15,115	14,639
Total Liabilities	497,461	507,043
Commitments and contingencies
Series D Cumulative Convertible Preferred Stock	67,637	63,204
EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Preferred Stock (no par value, 5,000,000 shares authorized; 1,911,316 and 2,714,618 shares, respectively, issued and outstanding; $47.8 million and $67.9 million aggregate liquidation preference, respectively)	25,595	36,296
Common Stock ($0.01 par value, 200,000,000 shares authorized, 243,466 and 48 shares, respectively, issued and outstanding)	2	—
Additional paid-in capital	326,573	311,983
Accumulated deficit	(354,491)	(350,879)
Accumulated other comprehensive income	3,466	2,381
Total Shareholders’ Equity	1,598	234
Noncontrolling interests	26,981	31,253
Total Equity	28,579	31,487
Total Liabilities and Equity	$593,677	$601,734

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	14

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
REVENUE:
Rental revenues	$22,736	$23,706	$68,638	$73,543
Other revenues	422	115	1,003	733
Total Revenue	23,158	23,821	69,641	74,276
OPERATING EXPENSES:
Property operations	7,566	7,819	22,826	24,497
Depreciation and amortization	5,031	5,612	15,352	17,621
Impairment charges	305	2,490	1,895	2,490
Corporate general & administrative	2,327	2,404	8,386	7,953
Total Operating Expenses	15,229	18,325	48,459	52,561
(Loss) Gain on disposal of properties, net	—	(3)	7,442	10,874
Operating Income	7,929	5,493	28,624	32,589
Interest income	244	290	604	734
Interest expense	(7,192)	(7,853)	(22,446)	(24,638)
Net changes in fair value of derivative liabilities	(6,768)	14,989	(2,572)	6,252
Loss on conversion of Convertible Notes	—	—	—	(902)
Gain on preferred stock redemptions	327	176	617	1,222
Other expense	(398)	(113)	(2,108)	(876)
Net (Loss) Income Before Income Taxes	(5,858)	12,982	2,719	14,381
Income tax expense	(1)	—	(3)	(26)
Net (Loss) Income	(5,859)	12,982	2,716	14,355
Less: Net income attributable to noncontrolling interests	1,116	1,455	3,449	4,766
Net (Loss) Income Attributable to Wheeler REIT	(6,975)	11,527	(733)	9,589
Preferred Stock dividends - undeclared	(1,711)	(1,591)	(4,985)	(5,101)
Deemed contribution related to issuance of Series D Preferred Stock	—	—	1,860	553
Deemed contribution related to preferred stock exchanges	3,192	3,009	4,329	8,527
Deemed distribution related to noncontrolling interests	—	(4,031)	(4,084)	(16,552)
Net (Loss) Income Attributable to Wheeler REIT Common Shareholders	$(5,494)	$8,914	$(3,613)	$(2,984)

(Loss) Earnings per share:
Basic	$(113.37)	$2,971,333.33	$(219.45)	$(2,984,000.00)
Diluted	$(113.37)	$(67,543.14)	$(219.45)	$(2,984,000.00)
Weighted-average number of shares:
Basic	48,459	3	16,464	1
Diluted	48,459	80	16,464	1

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	15

Reconciliation of Non-GAAP Measures
Same-Property Net Operating Income
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Operating Income	$7,929	$5,493	$28,624	$32,589
Add (deduct):
Loss (Gain) on disposal of properties, net	—	3	(7,442)	(10,874)
Corporate general & administrative	2,327	2,404	8,386	7,953
Impairment charges	305	2,490	1,895	2,490
Depreciation and amortization	5,031	5,612	15,352	17,621
Straight-line rents	(121)	(466)	(571)	(1,613)
Above (below) market lease amortization, net	(398)	(558)	(1,118)	(1,983)
Other non-property revenue	(17)	(10)	(40)	(68)
NOI related to properties not defined as Same-Property	21	(724)	(410)	(2,195)
Same-Property Net Operating Income	$15,077	$14,244	$44,676	$43,920

Property revenues	$22,624	$21,229	$67,124	$65,292
Property expenses	7,547	6,985	22,448	21,372
Same-Property Net Operating Income	$15,077	$14,244	$44,676	$43,920

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	16

Reconciliation of Non-GAAP Measures (continued)
FFO and AFFO
$ in 000s, except share, unit and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (Loss) Income	$(5,859)	$12,982	$2,716	$14,355
Depreciation and amortization of real estate assets	5,031	5,612	15,352	17,621
Impairment charges	305	2,490	1,895	2,490
Loss (gain) on disposal of properties, net	—	3	(7,442)	(10,874)
FFO	(523)	21,087	12,521	23,592
Preferred stock dividends - undeclared	(1,711)	(1,591)	(4,985)	(5,101)
Dividends on noncontrolling interests preferred stock	(1,116)	(1,455)	(3,449)	(4,766)
Preferred stock accretion adjustments	22	21	65	65
FFO available to common stockholders	(3,328)	18,062	4,152	13,790
Other non-recurring and non-cash expenses (1)	—	(4)	1,129	569
Net changes in fair value of derivative liabilities	6,768	(14,989)	2,572	(6,252)
Loss on conversion of Convertible Notes	—	—	—	902
Gain on Preferred Stock redemptions	(327)	(176)	(617)	(1,222)
Straight-line rental revenue, net straight-line expense	(143)	(485)	(637)	(1,669)
Deferred financing cost amortization	525	561	1,621	2,038
Paid-in-kind interest	—	—	1,786	2,006
Above (below) market lease amortization, net	(398)	(558)	(1,118)	(1,983)
Recurring capital expenditures tenant improvement reserves	(339)	(371)	(1,017)	(1,115)
AFFO	$2,758	$2,040	$7,871	$7,064

Weighted Average Common Shares	48,459	3	16,464	1
FFO per Common Share	$(68.68)	$6,020,666.67	$252.19	$13,790,000.00
AFFO per Common Share	$56.91	$680,000.00	$478.07	$7,064,000.00

(1)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2026.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	17

Reconciliation of Non-GAAP Measures (continued)
EBITDA
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (Loss) Income	$(5,859)	$12,982	$2,716	$14,355
Add back:
Depreciation and amortization (1)	4,633	5,054	14,234	15,638
Interest expense (2)	7,192	7,853	22,446	24,638
Income tax expense	1	—	3	26
EBITDA	5,967	25,889	39,399	54,657
Adjustments for items affecting comparability:
Net change in FMV of derivative liabilities	6,768	(14,989)	2,572	(6,252)
Other non-recurring and non-cash expenses (3)	—	—	1,007	—
Impairment charges	305	2,490	1,895	2,490
Loss on conversion of Convertible Notes	—	—	—	902
Gain on Preferred Stock redemptions	(327)	(176)	(617)	(1,222)
Loss (gain) on disposal of properties, net	—	3	(7,442)	(10,874)
Adjusted EBITDA	$12,713	$13,217	$36,814	$39,701

(1) Includes above (below) market lease amortization.
(2) Includes loan cost amortization.
(3) Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2026.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	18

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2026	December 31, 2025
Variable-rate:
August 2025 Cedar Credit Facility	Interest only	n/a	August 2027	$—	$—
April 2025 Cedar Bridge Loan (1)	Interest only	5.0%	February 2028	5,966	5,966
Fixed-rate:
Tuckernuck	$32,202	5.0%	March 2026	—	4,460
Timpany Plaza	$79,858	7.3%	September 2028	11,325	11,415
Village of Martinsville	$89,664	4.3%	July 2029	13,488	13,849
Laburnum Square	$37,842	4.3%	September 2029	7,401	7,499
Rivergate (2)	$100,222	4.3%	September 2031	16,227	16,605
Convertible Notes	Interest only	7.0%	December 2031	29,353	29,353
June 2022 Term Loan (3)	Interest only	4.3%	July 2032	66,331	72,030
JANAF	Interest only	5.3%	July 2032	60,000	60,000
October 2022 Cedar Term Loan	Interest only	5.3%	November 2032	100,441	100,441
Patuxent Crossing/Coliseum Marketplace	Interest only	6.4%	January 2033	25,000	25,000
May 2023 Term Loan 1	$373,981	6.2%	June 2033	60,188	60,744
May 2023 Term Loan 2	Interest only	6.2%	June 2033	53,070	53,070
June 2024 Term Loan	Interest only	6.8%	July 2034	22,409	22,409
Total Principal Balance				471,199	482,841
Unamortized deferred financing cost				(13,062)	(14,684)
Total Loans Payable, net				$458,137	$468,157

(1) Weighted average interest rate for the nine months ended September 30, 2026.
(2) In October 2026, the interest rate under this loan was reset based on the 5-year U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(3) Commencing on August 10, 2027, until the maturity date of July 10, 2032, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount at that time.

Interest Expense
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended Changes		Nine Months Ended Changes
	2026	2025	2026	2025	Dollar	Percent	Dollar	Percent
Property debt interest - excluding Cedar debt	$4,111	$4,331	$12,345	$13,002	$(220)	(5.1)%	$(657)	(5.1)%
Convertible Notes interest (1)	513	513	2,299	2,519	—	—%	(220)	(8.7)%
Loan prepayment premium	—	—	123	569	—	n/a	(446)	(78.4)%
Amortization of deferred financing costs	525	561	1,621	2,038	(36)	(6.4)%	(417)	(20.5)%
Variable-rate lines of credit (2)	78	212	227	348	(134)	(63.2)%	(121)	(34.8)%
Property debt interest - Cedar	1,965	2,236	5,831	6,162	(271)	(12.1)%	(331)	(5.4)%
Total Interest Expense	$7,192	$7,853	$22,446	$24,638	$(661)	(8.4)%	$(2,192)	(8.9)%

(1) Includes the fair value adjustment for the paid-in-kind interest.
(2) Includes the April 2025 Cedar Bridge Loan and the August 2025 Cedar Credit Facility.

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	19

Debt Summary (continued)
Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ending December 31, 2026	$508	0.1%
December 31, 2027	2,915	0.6%
December 31, 2028	23,080	4.9%
December 31, 2029	25,482	5.4%
December 31, 2030	6,665	1.4%
December 31, 2031	49,596	10.5%
Thereafter	362,953	77.1%
Total principal repayments and debt maturities	$471,199	100.0%

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	20

Property Summary

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
WHLR
Alex City Marketplace	Alexander City, AL	20	151,843	100.0%	100.0%	151,843	$1,358	$8.94
Beaver Ruin Village	Lilburn, GA	26	74,038	86.8%	86.8%	64,240	1,283	19.98
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	507	14.51
Brook Run Shopping Center	Richmond, VA	14	147,738	81.5%	81.5%	120,391	919	7.63
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	632	12.33
Cardinal Plaza	Henderson, NC	9	50,000	97.0%	97.0%	48,500	520	10.72
Chesapeake Square	Onley, VA	12	108,982	84.6%	84.6%	92,174	719	7.80
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	525	11.53
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,135	6.66
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	1,028	9.60
Cypress Shopping Center	Boiling Springs, SC	18	80,435	98.3%	98.3%	79,035	806	10.20
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	782	16.36
Forrest Gallery	Tullahoma, TN	27	214,451	90.7%	90.7%	194,442	1,520	7.82
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,327	11.67
Freeway Junction	Stockbridge, GA	16	156,834	86.5%	86.5%	135,632	1,367	10.08
Franklin Village	Kittanning, PA	26	151,821	98.6%	74.0%	112,319	1,265	11.26
Franklinton Square	Franklinton, NC	14	65,366	95.3%	95.3%	62,300	622	9.99
Grove Park Shopping Center	Orangeburg, SC	14	93,265	94.8%	94.8%	88,375	737	8.34
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	94.0%	94.0%	56,448	501	8.87
JANAF	Norfolk, VA	111	796,624	92.1%	90.3%	718,978	10,105	14.05
Laburnum Square	Richmond, VA	20	109,387	97.4%	97.4%	106,587	1,070	10.03
Ladson Crossing	Ladson, SC	15	52,607	100.0%	100.0%	52,607	599	11.38
LaGrange Marketplace	LaGrange, GA	11	76,594	87.1%	87.1%	66,700	445	6.67
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	431	9.89
Litchfield Market Village	Pawleys Island, SC	27	86,717	100.0%	100.0%	86,717	1,247	14.38
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	531	7.95
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	709	12.63
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,105	9.44
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	486	10.95
Pierpont Centre	Morgantown, WV	14	111,162	97.0%	97.0%	107,835	1,177	10.92
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	886	13.55
Riverbridge Shopping Center	Carrollton, GA	11	91,188	96.9%	96.9%	88,375	787	8.91
Rivergate Shopping Center	Macon, GA	22	193,960	80.2%	80.2%	155,533	2,531	16.27
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	763	11.40
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	712	12.68
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	413	7.02
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	326	9.08
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	434	7.34
Sunshine Plaza	Lehigh Acres, FL	22	111,189	100.0%	100.0%	111,189	1,213	10.91
Tampa Festival	Tampa, FL	22	141,580	100.0%	100.0%	141,580	1,339	9.46
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	492	10.31
Village of Martinsville	Martinsville, VA	21	288,254	99.6%	99.6%	287,054	2,350	8.19
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	573	11.52
Westland Square	West Columbia, SC	12	62,735	100.0%	100.0%	62,735	552	8.79
	WHLR TOTAL	693	4,837,188	94.7%	93.7%	4,530,207	$48,829	$10.78

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	21

Property Summary (continued)

Property	Location	# of Tenants	Total Leasable SF	% Leased	% Occupied	Total SF Occupied	ABR (in 000's)	ABR per Occupied SF
CDR
Brickyard Plaza	Berlin, CT	11	227,598	96.5%	96.5%	219,553	$2,016	$9.18
Coliseum Marketplace	Hampton, VA	10	106,648	100.0%	100.0%	106,648	1,309	12.28
Fairview Commons	New Cumberland, PA	11	50,485	80.3%	80.3%	40,515	524	12.93
Gold Star Plaza	Shenandoah, PA	7	71,720	100.0%	100.0%	71,720	694	9.67
Golden Triangle	Lancaster, PA	21	202,790	90.8%	90.8%	184,125	2,867	15.57
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	739	7.24
Patuxent Crossing	California, MD	28	264,068	78.9%	78.9%	208,209	1,908	9.16
Pine Grove Plaza	Brown Mills, NJ	17	79,306	89.9%	89.9%	71,306	893	12.52
Southington Center	Southington, CT	7	155,842	83.4%	83.4%	129,903	885	6.81
Timpany Plaza	Gardner, MA	19	182,820	82.9%	82.9%	151,460	1,656	10.93
Trexler Mall	Trexlertown, PA	25	342,541	99.7%	99.7%	341,544	4,026	11.79
Washington Center Shoppes	Sewell, NJ	31	157,300	95.6%	95.6%	150,428	2,194	14.58
	CDR TOTAL	194	1,943,176	91.5%	91.5%	1,777,469	$19,711	$11.09

COMBINED TOTAL		887	6,780,364	93.8%	93.0%	6,307,676	$68,540	$10.87

Undeveloped Land	Company	Location	Parcel Size (in acres)
Brook Run Properties	WHLR	Richmond, VA	2.00
Courtland Commons	WHLR	Courtland, VA	1.04
South Philadelphia parcel	CDR	Philadelphia, PA	1.35

Property Statistics Summary Consolidated

	Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025
Number of Centers	56	56	59	62	66
Leasable Square Feet	6,780,364	6,780,364	6,946,007	7,018,837	7,436,018
Percentage Leased	93.8%	93.8%	94.6%	94.3%	92.4%
Percentage Occupied	93.0%	93.2%	94.0%	93.3%	91.8%
ABR (in 000's)	$68,540	$68,437	$70,609	$70,008	$72,104
Renewal Rent Spread	20.7%	15.3%	10.4%	11.2%	10.6%
New Rent Spread	149.6%	33.8%	37.6%	30.4%	19.7%
Capital and Tenant Improvements (in 000's)	$1,862	$2,392	$1,878	$4,563	$6,335

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	22

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Percentage of Portfolio ABR

Local
30%
National /
Regional
70%

Percentage of Portfolio Leased Square Feet

Local
23%
National /
Regional
77%

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	23

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Annualized Base Rent Per Occupied Square Foot
Food Lion	Grocery	$3,994	5.8%	455,000	6.7%	$8.78
Kroger Co (1)	Grocery	2,137	3.1%	239,000	3.5%	8.94
Dollar Tree	Discount Retailer	1,384	2.0%	166,000	2.4%	8.34
TJX Companies (2)	Discount Retailer	1,275	1.9%	195,000	2.9%	6.54
Planet Fitness	Gym	1,274	1.9%	134,000	2.0%	9.51
Lowes Foods (3)	Grocery	1,236	1.8%	130,000	1.9%	9.51
Aldi (4)	Grocery	1,072	1.6%	106,000	1.6%	10.11
Kohl's	Discount Retailer	1,049	1.5%	147,000	2.2%	7.14
Lehigh Valley Health	Health	819	1.2%	43,000	0.6%	19.05
Goodwill	Discount Retailer	815	1.2%	88,000	1.3%	9.26
		$15,055	22.0%	1,703,000	25.1%	$8.84

(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(3) Lowes Foods 1 / KJ's Market 2
(4) Aldi 3 / Winn Dixie 1

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	472,688	7.0%	—%	$—	—%	$—
MTM	7	9,792	0.1%	0.2%	130	0.2%	13.28
2026	25	43,960	0.6%	0.7%	727	1.1%	16.54
2027	142	512,870	7.6%	8.1%	6,442	9.4%	12.56
2028	143	965,289	14.2%	15.3%	9,340	13.6%	9.68
2029	163	922,651	13.6%	14.6%	10,644	15.5%	11.54
2030	127	1,165,408	17.2%	18.5%	10,859	15.8%	9.32
2031	114	907,855	13.4%	14.4%	10,241	14.9%	11.28
2032	50	501,153	7.4%	7.9%	4,971	7.3%	9.92
2033	22	293,791	4.3%	4.7%	3,138	4.6%	10.68
2034	32	330,623	4.9%	5.2%	3,601	5.3%	10.89
2035 & thereafter	62	654,284	9.7%	10.4%	8,447	12.3%	12.91
Total	887	6,780,364	100.0%	100.0%	$68,540	100.0%	$10.87

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	24

Lease Expiration Schedule (continued)
Anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	92,495	$—	—%	$—	—	—	$—	—%	$—
MTM	—	—	—	—%	—	—	—	—	—%	—
2026	—	—	—	—%	—	—	—	—	—%	—
2027	1	24,060	306	14.5%	12.72	3	96,741	748	2.7%	7.73
2028	1	32,000	125	5.9%	3.91	13	575,240	3,587	13.1%	6.24
2029	3	71,939	789	37.5%	10.97	10	356,858	2,821	10.3%	7.91
2030	—	—	—	—%	—	16	822,248	5,209	19.1%	6.34
2031	1	20,858	66	3.1%	3.16	14	548,525	4,973	18.2%	9.07
2032	—	—	—	—%	—	10	310,258	2,232	8.2%	7.19
2033	1	43,416	819	39.0%	18.86	5	187,780	1,440	5.3%	7.67
2034	—	—	—	—%	—	7	256,453	2,159	7.9%	8.42
2035 & thereafter	—	—	—	—%	—	13	470,262	4,119	15.2%	8.76
Total	7	284,768	$2,105	100.0%	$10.95	91	3,624,365	$27,288	100.0%	$7.53

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	380,193	$—	—%	$—	—	—	$—	—%	$—
MTM	7	9,792	130	0.7%	13.28	—	—	—	—%	—
2026	21	39,707	639	3.4%	16.09	4	4,253	88	0.4%	20.69
2027	101	228,574	3,582	18.9%	15.67	37	163,495	1,806	8.9%	11.05
2028	83	181,421	3,068	16.2%	16.91	46	176,628	2,560	12.7%	14.49
2029	93	253,444	3,772	19.9%	14.88	57	240,410	3,262	16.2%	13.57
2030	68	148,575	2,690	14.2%	18.11	43	194,585	2,960	14.7%	15.21
2031	58	135,634	2,519	13.3%	18.57	41	202,838	2,683	13.3%	13.23
2032	16	36,826	632	3.3%	17.16	24	154,069	2,107	10.4%	13.68
2033	10	23,082	345	1.8%	14.95	6	39,513	534	2.6%	13.51
2034	15	38,874	741	3.9%	19.06	10	35,296	701	3.5%	19.86
2035 & thereafter	13	27,083	842	4.4%	31.09	36	156,939	3,486	17.3%	22.21
Total	485	1,503,205	$18,960	100.0%	$16.88	304	1,368,026	$20,187	100.0%	$14.76

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	25

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	128,444	91,249	441,621	305,262
Leases renewed with rate decrease (sq feet)	—	—	—	—
Leases renewed with no rate change (sq feet)	—	68,918	62,000	152,586
Total leases renewed (sq feet)	128,444	160,167	503,621	457,848

Leases renewed with rate increase (count)	35	28	89	82
Leases renewed with rate decrease (count)	—	—	—	—
Leases renewed with no rate change (count)	—	4	1	7
Total leases renewed (count)	35	32	90	89

Option exercised (count)	4	6	22	15

Renewal Rent Spread (per sq foot)	$2.42	$1.04	$1.36	$1.27

Renewal Rent Spread	23.3%	9.5%	14.2%	12.4%

New Leases:
New leases (sq feet)	21,443	12,833	85,963	104,228
New leases (count)	6	5	22	23
Weighted average rate (per sq foot)	$18.83	$21.93	$16.31	$13.97

New Rent Spread	150.6%	13.8%	72.0%	36.3%

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	26

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Renewals:
Leases renewed with rate increase (sq feet)	32,419	38,669	44,291	189,118
Leases renewed with rate decrease (sq feet)	—	—	—	—
Leases renewed with no rate change (sq feet)	—	1,647	—	3,022
Total leases renewed (sq feet)	32,419	40,316	44,291	192,140

Leases renewed with rate increase (count)	6	8	11	21
Leases renewed with rate decrease (count)	—	—	—	—
Leases renewed with no rate change (count)	—	1	—	2
Total leases renewed (count)	6	9	11	23

Option exercised (count)	1	3	4	10

Renewal Rent Spread (per sq foot)	$1.90	$2.12	$3.03	$0.96

Renewal Rent Spread	13.3%	13.6%	17.0%	10.6%

New Leases:
New leases (sq feet)	3,000	35,097	19,035	51,799
New leases (count)	1	4	6	9
Weighted average rate (per sq foot)	$19.40	$9.09	$15.62	$13.22

New Rent Spread	142.5%	14.8%	7.2%	4.9%

WHLR | Financial & Operating Data | as of 9/30/2026 unless otherwise stated	27